EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-27356) of our report dated June 10, 2019, relating to the financial statements and financial statement schedule of the Sensient Technologies Corporation Savings Plan, included in this Annual Report on Form 11-K of the Sensient Technologies Corporation Savings Plan for the year ended December 31, 2018.

/s/ Wipfli LLP

Milwaukee, Wisconsin
June 10, 2019